UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005

DEEP WELL OIL & GAS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	0-24012	13-3087510
(State or other Jurisdiction) of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada T5J 1W8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 28, 2005, the Board of Directors (the “Board”) of Deep Well Oil & Gas, Inc. (the “Company”) adopted the Deep Well Oil & Gas, Inc. Stock Option Plan (the “Plan”). The Plan, which will be administered by the Board, permits options to acquire shares of the Company’s common stock (the “Common Shares”) to be granted to directors, senior officers and employees the Company and its subsidiaries, as well as certain consultants and other persons providing services to the Company or its subsidiaries.

The maximum number of Shares which may be reserved for issuance under the Plan may not exceed 10% of the Company’s issued and outstanding Common Shares, subject to adjustment as contemplated by the Plan. The aggregate number of Common Shares with respect to which options may be granted to any one person (together with their associates) in any one year, together with all other incentive plans of the Company, may not exceed 500,000 Common Shares, and in total may not exceed 2% of the total number of Common Shares outstanding.

On November 28, 2005, the Board granted 375,000 options to acquire Common Shares to each director of the Company and to Moses Ling, a director of a subsidiary of the Company. The exercise price of such options is $0.71 per share. Such options will vest according to the following schedule:

(a) For Donald E.H. Jones and Cyrus Spaulding:

•	75,000 of such options vested immediately upon grant;
•	100,000 of such options will vest on June 29, 2006;
•	100,000 of such options will vest on June 29, 2007; and
•	100,000 of such options will vest on June 29, 2008.

(b) For Horst A. Schmid and Curtis Sparrow:

•	175,000 of such options vested immediately upon grant;
•	100,000 of such options will vest on February 6, 2006; and
•	100,000 of such options will vest on February 6, 2007.

(c) For Moses Ling:

•	37,500 of such options vested immediately upon grant;
•	50,000 of such options will vest on June 6, 2006;
•	50,000 of such options will vest on June 6, 2007; and
•	50,000 of such options will vest on June 6, 2008.

In each case, the vesting of such director options will occur only if the holder of the options continues to provide services to the Company or its subsidiaries during the immediate annual period preceding the relevant vesting date. The options will terminate at the close of business five years from the date of grant.

In addition, on November 28, 2005, the Board granted 390,000 options to acquire Common Shares to certain corporations providing consulting services to the Company or its subsidary. Each of such consultants are wholly owned by directors of the Company. The exercise price of such options is $0.71 per share. Such options will vest according to the following schedule:

(a) For Trebax Projects Ltd., a corporation wholly owned by Cyrus Spaulding:

•	130,000 of such options will vest on September 1, 2006;
•	130,000 of such options will vest on September 1, 2007; and
•	130,000 of such options will vest on September 1, 2008.

(b) For Portwest Investments Ltd., a corporation wholly owned by Horst A. Schmid:

•	130,000 of such options will vest on July 1, 2006;
•	130,000 of such options will vest on July 1, 2007; and
•	130,000 of such options will vest on July 1, 2008.

(c) For Concorde Consulting, a corporation wholly owned by Curtis Sparrow:

•	130,000 of such options will vest on July 1, 2006;
•	130,000 of such options will vest on July 1, 2007; and
•	130,000 of such options will vest on July 1, 2008.

In each case, the vesting of such consultant options will occur only if the holder of the options continues to provide services to the Company or its subsidiaries on the relevant vesting date. The options will terminate at the close of business five years from the date of grant.

Except as otherwise determined by the Board, if any optionee ceases to provide services to the Company as a result of termination for cause, each of such optionee’s options will cease to be exercisable after the date of termination. In any other case, the options may continue to be exercised until the earlier of: (a) the applicable expiration of the options, and (b) any other date required by law or applicable stock exchange rules. In the event of death, the options may be exercised for twelve months by the optionee’s heirs, administrators or legal representatives, but only to the extent such options were exercisable prior to such optionee’s death or within the twelve months following such death.

Subject to receiving any necessary approvals, the number of Common Shares subject to an option will be adjusted upon the occurrence of certain events described in the Stock Option Grant Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: February 28, 2006	By:	/s/ Horst A. Schmid
Name: Dr. Horst A. Schmid
Title: President